              DURABLE GENERAL POWER OF ATTORNEY

          I, KENNETH S. BATTYE, of Baltimore City, State of
Maryland, as principal, designate my son, JOHN S. BATTYE, my daughter, SUSAN A. BATTYE, and AUDREY B. DROSSNER as my
attorneys-in-fact and agents ("Agents") to act on my behalf
and in my name with respect to all of my affairs.
          Subject to the exception contained in the
following paragraph, during such time as there are three
individuals authorized to act on my behalf as Agents, the
decision of any two shall be binding on the third Agent, and any person or entity relying upon this Durable General Power of Attorney shall be entitled to act upon the direction of
any two of my Agents.
          Notwithstanding the previous provision, I
specifically direct that checks drawn on any account in my
name for amounts less than Two Thousand Five Hundred Dollars
($2,500.00) shall require the signature of only one of my
Agents; it being my intention that each of my Agents shall
be entitled to write checks in my name for such amounts and
that all checks for such amounts drawn on an account in my
name be honored by any bank to which they are presented,
even though signed by only one of my Agents.
          I authorize my Agents as follows:
          1.   To deal with all my property, whether
     real or personal, and to buy, sell, transfer,
     manage, improve, lend, lease, abandon, repair,
     store, and insure property on my behalf, in any
     manner, for any consideration, and on any terms
     that my Agents determine, including but not
     limited to buying, selling or redeeming
     obligations of the United States of America.

          2.   To collect money and to sue upon,
     compromise, settle, release or otherwise adjust
     any claim I may have, whether by debt,
     inheritance, or otherwise, on any terms and
     conditions that my Agents determine.

          3.   To deposit money in my name and to
     negotiate checks and other instruments payable or
     belonging to me and, in so doing, to endorse my
     name on those instruments.

          4.   To select depositories for my funds and
     assets.

          5.   To pay my debts and to compromise,
     settle, discharge, and secure a release for any
     claims against me on any terms and conditions that
     my Agents determine.

          6.   To write checks in my name and to
     withdraw money deposited to my account in any bank
     or other depository.

          7.   To exercise any power of withdrawal I
     may have with respect to a trust and to execute a
     receipt and release for any income or corpus
     distributed to me by a Trustee.

          8.   To borrow money and to mortgage or
     pledge any of my real or personal property for any
     purpose and on any terms and conditions that my
     Agents determine.

          9.   To have access to any safe deposit box,
     whether in my name or with others; to rent and
     surrender safe deposit boxes on my behalf; and to
     remove any contents belonging to me from any safe
     deposit box.

        10.    To act on my behalf with respect to all
     tax matters, including signing my name to tax
     returns and other documents and representing me,
     or hiring others to represent me, before the
     Internal Revenue Service and any other taxing
     authority.

        11.    To execute a Power of Attorney and
     Declaration of Representative designating my
     Agents as attorneys-in-fact to represent me before
     any office of the Internal Revenue Service or
     other taxing authority with respect to income,
     gift, generation-skipping transfer or other tax
     returns of all kinds, for any tax year between
     1950 and 2050, to receive confidential
     information, to receive the originals of all
     notices and all other written communications in
     proceedings involving any of these tax matters, to
     perform any acts which I could perform with
     respect to these tax matters, including the power
     to receive refund checks and to sign returns; and
     to use this Durable General Power of Attorney as a
     substitute for any form of Power of Attorney
     required by a taxing authority, such as Form 2848.

        12.    To deal with any retirement plan or
     agreement with respect to which I am a
     participant, beneficiary, owner or party,
     including but not limited to, an Individual
     Retirement Account or qualified or non-qualified
     retirement or deferred compensation plan
     (individually, a "Plan"), and in connection
     therewith to create a Plan, to contribute to a
     Plan, to select or change payment options; to
     "roll-over" any Plan benefits; to waive or consent
     to a waiver or of a joint and survivor annuities
     under a Plan, and to change beneficiary
     designations in favor of any one or more of my
     spouse and descendants (including any Agent) or
     the Trustees of any trust for the benefit of any
     one or more of them or to one or more charities to
     which contributions are deductible for income tax
     purposes under Section 170c for gift tax purposes
     under Section 2522 and for estate tax purposes
     under Section 2055 of the Internal Revenue Code.

        13.    To act as my representative payee with
     the Social Security Administration or other
     governmental agency.

        14.    To acquire, continue, exchange, or
     terminate any life insurance or annuity policy, to
     borrow against the policy or receive cash payable
     in return for the surrender of my rights in any
     policy, and, with the consent of individual
     beneficiaries, to change the beneficiaries or
     ownership of any policy.

        15.    To deal with any business interest,
     including acquiring, investing in, and organizing,
     whether alone or with others, corporations,
     limited or general partnerships, joint ventures,
     limited liability companies, limited liability
     partnerships, land trusts and other business or
     property holding organizations; retaining an
     interest in any business; managing and operating
     any business; using additional property in the
     operation and development of a business; leasing,
     selling, lending to, making further investments in
     or incurring additional obligations with respect
     to any business; employing any person in
     connection with the operation of any business; and
     terminating or disposing of any business interest.

        16.    To hire accountants, lawyers, investment
     counsel, servants and other persons, at any
     compensation my Agents determine; to dismiss or
     discharge them; and to delegate to those agents
     any authority my Agents determine.

        17.    To appear and represent me, and to
     engage others to do so, before any court or
     agency, including the Treasury Department of the
     United States, the Tax Court of the United States,
     the United States Court of Claims, any other court
     of the United States or the District of Columbia,
     or any state, municipal or foreign court and any
     other department or official of the United States
     Government or any other government.

        18.    To disclaim any property interests on my
     behalf.

        19.    To make gifts, in the same or different
     amounts, either outright or in trust, to or for
     any one or more of my descendants, and my
     descendants' spouses (including any Agent), and to
     forgive any indebtedness due me by any of them,
     except that gifts to any Agent shall not exceed in
     the aggregate in any calendar year the amount of
     the annual exclusion or exclusions allowable under
     the federal gift tax laws to me or, if I am
     married at the time of the transfer, to me and my
     spouse.

        20.    To make gifts, in the same or different
     amounts, either outright or in trust, to or for
     the benefit of one or more charities, to which
     contributions are deductible for income tax
     purposes under Section 170c for gift tax purposes
     under Section 2522 and for estate tax purposes
     under Section 2055 of the Internal Revenue Code,
     and to designate one or more such charities as
     beneficiaries of all or part of the benefits due
     me or belonging to me under any Individual
     Retirement Account or qualified or non-qualified
     retirement or deferred compensation plan.

        21.    To transfer any or all of my property to
     the Trustees of any revocable trust I may create
     for my primary benefit.

        22.    To execute documents, including
     acknowledging and delivering those documents, in
     connection with any matter, by signing my name
     without indicating the agency relationship.

          The powers granted to my Agents by this Durable
General Power of Attorney shall not be limited to the
matters listed above but shall broadly include and embrace
full and unlimited power and authority to handle all of my
affairs and to act on my behalf.  I intend that my Agents be permitted to do anything which I could do if personally
present, and this Durable General Power of Attorney should
be construed by those relying upon it as authorizing my
Agents to take any action on my behalf, even if not
specifically enumerated  above.  I hereby ratify and confirm whatever my Agents and any person appointed by my Agents may do on my behalf in the exercise of the authority granted by
this Durable General Power of Attorney.
          Any person or entity relying or acting upon this
Durable General Power of Attorney shall be entitled to
presume conclusively that it is in full force and effect
unless I have given written notice to that person or entity
that this power has been revoked.  I authorize my Agents to
seek damages against anyone who refuses to honor this
Durable General Power of Attorney without having received
notice that it has been revoked.
          No one relying or acting upon this Durable General
Power of Attorney shall be required to see to the
application and disposition of any funds or other property
paid to or delivered to my Agents or any persons appointed
by my Agents.
          This Durable General Power of Attorney shall not
be affected by my disability.  Nor shall it be affected by
the passage of time.  I request that no guardianship
proceeding for my property be commenced in the event of my
disability, but if a court does appoint a guardian for my
property, I direct that one of my Agents be appointed to
serve as that guardian.  I further direct that any guardian
of my property be excused from giving bond.
          My Agents are authorized to photocopy this Durable
General Power of Attorney, and all photocopies shall have
the same force and effect as an original.
          All questions pertaining to the validity,
construction and interpretation of this Durable General
Power of Attorney shall be determined in accordance with
Maryland law, and I intend that this Durable General Power
of Attorney be honored in any jurisdiction where it may be
presented.
          My Social Security number is [xxx-xxx-xxxx].
          I have signed this Durable General Power of
Attorney on this 7th day of March, 2003.
WITNESS:
/s/ William S. Scholtes       _/s/ Kenneth S. Battye__
                              Kenneth S. Battye